Exhibit 10.1

TERMINATION AGREEMENT

This Termination Agreement (this “Agreement”) is made and entered into as of September 8, 2025, by and between Fox Corporation, a Delaware corporation (the “Company”), and the Murdoch Family Trust, a trust governed by the laws of Nevada and of which Cruden Financial Services LLC is the sole trustee (the “Trust”). Each of the Company and the Trust is referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Company and the Trust are parties to that certain Stockholders Agreement, dated as of dated as of November 6, 2019, by and between the Company and the Trust (as amended, the “Stockholders Agreement”); and

WHEREAS, the Company and the Trust desire to terminate the Stockholders Agreement, with such termination to be effective as of September 8, 2025.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Stockholders Agreement.

2. Termination. Notwithstanding anything to the contrary contained in the Stockholders Agreement, the Company and the Trust hereby terminate the Stockholders Agreement in its entirety as of September 8, 2025 (the “Termination Date”) and the Stockholders Agreement, including the rights and obligations of each Party thereunder, shall be terminated and of no further force and effect.

3. Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware, without regard to its principles of conflicts of laws which would require the application of the law of any other jurisdiction.

4. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first set forth above.

FOX CORPORATION

By:	/s/ Adam G. Ciongoli
Name:	Adam G. Ciongoli
Title:	Chief Legal and Policy Officer

MURDOCH FAMILY TRUST

By: Cruden Financial Services LLC, its sole trustee

By:	/s/ William Barr
Name:	William Barr
Title:	President

[Signature Page to Termination Agreement]